BULK ASSET PURCHASE AGREEMENT

THIS BULK ASSET PURCHASE AGREEMENT (this "Agreement"), dated May 26, 2020, by and among: (i) 4033001, a newly formed Wyoming Corporation and subsidiary of Hemp Technology, Inc. ("4033001"); (ii) Hemp Technology, Inc., a Wyoming corporation (the "Corporation"), and (iii) Vanessa Miskuski and Chad Costa ("Sellers"), are referred to collectively as the ("Parties").

WHEREAS, on the terms and conditions hereinafter provided, 4033001 desires to acquire the assets from the Sellers, in a bulk asset transfer, there is no transfer of any liabilities.

WHEREAS, the assets to be transferred from Sellers to 4033001 have been valued at $100,000 USD.

WHEREAS, at the Effective Time of the transfer of title for the bulk assets, the Corporation will to issue 1,000,000,000 newly issued unregistered restricted common shares.

WHEREAS, 4033001 and Corporation desire to make this purchase, and the two owners of the assets desire to sell their assets to 4033001.

WHEREAS, this is considered an interested party transaction, as one of the owners of SELLERS is the president of the Corporation.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE CORPORATION

As an inducement to, and to obtain the reliance of Sellers, 4033001 and the Corporation, represents and warrants as follows:

1.1 Organization. 4033001 is a newly formed Wyoming corporation. Hemp Technology, Inc. is also a Wyoming corporation, duly organized and validly existing under the laws of Wyoming and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business.

1.2 Due Authorization. 4033001 and the Corporation have taken, or will have taken prior to Closing, all actions required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. The Board of the Corporation has approved the purchase of the Sellers' assets. No authorization, approval, consent, or order of, or registration, with, any court or other governmental body is required in connection with the

execution and delivery by the Corporation of this Agreement and consummation by the Corporation of the transactions contemplated by this Agreement.

1.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles of incorporation (as amended) or bylaws or other organizational documents of the Corporation; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which the Corporation is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of the Corporation; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, the Corporation or upon any of its properties or assets.

1.4 Consents. 4033001 and the Corporation are not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent 4033001 and the Corporation from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

1.5 Binding Obligation. When executed by 4033001 and the Corporation, this Agreement and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of 4033001 and the Corporation enforceable in accordance with their respective terms.

1.6 Compliance With Laws and Regulations. 4033001 and the Corporation have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Corporation or except to the extent that noncompliance would not result in the occurrence of any material liability for the Corporation.

1.7 Interested Party Transaction. Chad Costa, one of the Sellers, is the president of the Corporation. He has abstained from any voting, in order to avoid any conflict of interest, to complete this transaction.

1.8 Issuance of Shares Exempt from Registration. The issuance of the Issued Shares to the two Sellers is exempt from registration under United States federal and state securities laws and regulations.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SELLERS

As an inducement to, and to obtain the reliance of 4033001 and the Corporation, the Sellers represent and warrant, with respect to itself as follows:

2.1 Sellers. The two Sellers are duly authorized, qualified under all applicable laws, regulations, ordinances, and orders of public authorities to sell the bulk assets of Sellers in exchange for unregistered restricted shares of the Corporation.

2.2 Due Authorization. Sellers have taken, or will have taken prior to Closing, the necessary steps to effectuate the bulk asset sale in exchange for unregistered restricted shares of the Corporation, based on their pro-rata ownership of the assets.

2.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, any judgment, order, injunction, decree or award against, or binding upon, the Sellers of the assets.

2.4 Consents. The Sellers are not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent the Sellers from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

2.5 Binding Obligation. When executed by the Sellers, this Agreement, and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of on Sellers enforceable in accordance with their respective terms.

2.6 Assets to be Acquired. The assets to be acquired by the Corporation from Sellers, include but are not limited to: Intellectual Property pertaining to the scientific product formulas for dog, cat, horse, hip and joint products; trademarks; web domain names of Sellerstanicals.com and Sellerstanicals.ca; profiles for Facebook and Instagram; product design and packaging; marketing material; promotion presentations banners posters and flyers; and former on-line customer lists.

2.7 Ownership of Sellers Assets. Sellers hereby represent and warrant that assets to be conveyed to the Corporation good and marketable title to such assets, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever. The assets were formerly owned by Pettanicals Pet Treats, Inc. which has been dissolved in accordance with section 314(1) of the British Columbia Business Corporations Act. The assets are now the property of the former two owners of Pettanicals Pet Treats, Inc.

2.8 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting Sellers, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

ARTICLE III

THE CLOSING

3.1 The Purchase. The Sellers agree to assign, transfer, and deliver to the 4033001, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, their ownership in their bulk assets to be transferred without any liabilities. The Corporation, on behalf of its subsidiary, 4033001 agrees that 4033001 acquire these bulk assets by issuing and delivering to the two Sellers, 1,000,000,000 newly issued unregistered restricted common shares of the Corporation. Based on their pro-rata ownership of Sellers, Vanessa Miskuski will receive 600,000,000 shares and Costa Costa will receive 400,000,000 shares of the Corporation.

3.2 Closing. The closing ("Closing") or Effective Time of the transactions contemplated by this Agreement shall be on or before June 30, 2020 ("Closing Date").

3.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the bulk assets to be sold by Sellers.

3.5 Conditions Precedent to Closing.

The conditions precedent to the obligations set forth in this Agreement include:

(a) a complete and satisfactory due diligence review by 4033001, the Corporation and Sellers;

(b) acknowledgement and agreement by the two Sellers that the newly issued shares will have an restricted legend;

(c) acknowledgement and agreement by the two Sellers, that the newly issued Corporation shares is for investment purposes, and not for immediate resale, until such time that the shares can be resold pursuant to an available exemption from registration pursuant to the Act or an effective registration; and

(d) execution of Bulk Asset Sale Agreement and Bill of Sale. (See attached Exhibits A and B.)

(e) the Board of Directors of the Corporation authorizes the issuance of 1,000,000,000 newly issued unregistered restricted shares.

3.6 Appropriate Approval. All of the items set forth in Section of this Agreement and all of the transactions contemplated hereunder, shall have been properly authorized and approved by the Board of Directors of the Corporation.

3.7 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and/or deliver, as applicable, or shall ensure to be executed, acknowledged, and delivered, as applicable, the following:

(a) Transfer of title of the Sellers' assets to the Corporation; and

(b) The Corporation will have their authorized transfer agent issue newly issued unregistered restricted shares to the two Sellers.

3.8 Effective Time. The Effective Time, when title to the bulk assets transfer to 4033001 and when the closing officially takes place is when the two Sellers receive their newly issued unregistered restricted shares. Within four days following the Effective Time, the Corporation will be required to file a Form 8-K, with the U.S. Securities and Exchange Commission, as part of their fully reporting responsibilities.

ARTICLE IV

SPECIAL REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SELLERS WITH RESPECT TO THE NEWLY ISSUED SHARES

The Issued Shares shall be issued to the two Sellers only for the respective accounts of the Sellers, pursuant to an exemption from the registration requirements of the U.S. federal and state securities laws and regulations. Each certificate representing the Issued Shares issued and delivered at the Closing will have typed or printed thereon a restricted legend which will read substantially as follows:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR THE PURPOSE OF INVESTMENT AND IN RELIANCE UPON THE STATUTORY EXEMPTIONS CONTAINED IN THE SECURITIES ACT AND SIMILAR PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ALL OTHER APPLICABLE STATE SECURITIES LAWS."

ARTICLE V

RISK FACTORS

5.1. High Risk. The Sellers recognize and acknowledge that the bulk sale of Sellers' assets for shares of the Corporation involves a high degree of risk in that the Corporation is in the early stages of development of its business.

5.2 Speculative Transaction. The Sellers acknowledges acknowledge that the bulk sale of SELLERS assets for shares of the Corporation is highly speculative and only investors who can afford the loss of their entire investment should consider the risks in acquiring shares in the Corporation in exchange for the bulk assets.

5.3 Unregistered Restricted Securities.. The Sellers understand and acknowledge that the new shares being issued are characterized as "unregistered restricted securities" under the federal securities laws as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act or only in certain limited circumstances or pursuant to an available exemption from registration pursuant to the Securities Act.

5.4 **Economic Risk.** The Sellers acknowledge the economic risk of this transaction, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of this transaction.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws the State of Wyoming without regard to its conflicts of laws principles.

6.2 Resolution of Disputes.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the "Consultation Date"). If the dispute cannot be resolved within 30-days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

(b) During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue to abide by the terms of this Agreement.

6.3 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof.

6.4 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months. All rights and obligations under this entire Agreement

shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the Parties. Except as expressly amended hereby, the Share Exchange Agreement shall continue in full force and effect in accordance with the provisions thereof and the Share Exchange Agreement is in all respects hereby ratified, confirmed and preserved. This Agreement and all its provisions shall be deemed a part of the Share Exchange Agreement in the manner and to the extent herein provided.

6.5 Indemnification. Sellers and the Corporation hereby agree to indemnify and hold harmless respectively the Corporation, Sellers and all of the Corporation's officers, directors, stockholders, employees and agents against any and all expenses, liabilities, costs and damages (other than costs and expenses directly incurred by the Corporation and the officers, directors, stockholders, employees and agents of the Corporation or Sellers in the process of their due diligence investigation), including, but not limited to all expense of defense and investigation relating thereto, of any and every nature and description, however incurred, arising out of any wrongful or negligent act or omission by Sellers or by the Corporation, or any designee of Sellers or the Corporation related to this Agreement, and the transactions described herein, including but not limited to the share exchange transaction described in Section 3 above, and any agreement or proceeding related to any of them.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

HEMP TECHNOLOGY, INC. By: ______________ Name: Mike Shenher Title: CEO	4033001 Subsidiary of Hemp Technology, Inc. By: ______________ Signed Name: WALTER SCHREN
SELLER By: ______________ Signed Name: Vanessa Miskuksi	SELLER By: ______________ Signed Name: Chad Costa

Exhibit A

BULK ASSET SALE AGREEMENT

THIS BULK ASSET SALE AGREEMENT ("Agreement") has been made and entered into as of this 26 day of May, 2020, by and among: (i) 4033001, a newly formed Wyoming Corporation and subsidiary of Hemp Technology, Inc. ("4033001"); (ii) Hemp Technology, Inc., a Wyoming corporation (the "Corporation"), and (iii) Vanessa Miskuski and Chad Costa ("Sellers"), are referred to collectively as the ("Parties").

RECITALS

The Parties hereto desire to enter into this Agreement whereby the Sellers, residents of Canada will sell to 4033001, a Wyoming Company, $100,000 USD in non-operating assets described in Exhibit I in exchange for Hemp Technology's agreement to issue 1,000,000,000 unregistered restricted HPTY common shares to the Sellers, based on 100% ownership of the assets to be purchased.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I.
THE ASSET SALE

1.1. Sale of Bulk Assets. Sellers hereby sell to 4033001, its Non-Operating Assets in exchange for Hemp Technology's agreement to issue 1,000,000,000 unregistered restricted common shares of the Sellers, based on the pro-rata ownership of the assets.

1.2 No Warranty. The Bulk Assets are sold on an "AS IS" basis.

1.3 Transfer of Title of Assets. The sale of the Assets will be accomplished by transferring Title of these Non-Operating Assets to 4033001 as of the date of the Effective Time this Agreement.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Sellers. Sellers represent that the transferred non-operating assets are free from any liabilities, any mortgage, charge, security interest, lien, claim, charge or other encumbrance of any nature or kind whatsoever.

ARTICLE III.
MISCELLANEOUS

3.1. Assignability and Parties in Interest. This Agreement shall not be assignable by any of the Parties hereto without the consent of all other Parties hereto. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

3.2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wyoming. Each of the Parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Wyoming in connection with any action arising under or brought with respect to this Agreement.

3.3. Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

3.4. Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

3.5. Complete Agreement. This Agreement and the documents referred to herein contain the entire agreement between the Parties and, except as provided herein, supersede all previous negotiations, commitments and writings.

3.6. Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the Parties hereto.

3.7. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

HEMP TECHNOLOGY, INC.

By: ____________________

Name: Mike Shenher

Title: CEO

4033001

Subsidiary of Hemp Technology, Inc.

By: ____________________

Signed

Name: WALTER SCHREAL

SELLER

By: ____________________

Signed

Name: Vanessa Miskuski

SELLER

By: ____________________

Signed

Name: Chad Costa

Exhibit B

BILL OF SALE – TRANSFER OF TITLE

THIS BILL OF SALE AND TRANSFER OF TITLE is made and entered into as of May 26, 2020, by and among: (i) 4033001, a newly formed Wyoming Corporation and subsidiary of Hemp Technology, Inc. ("Buyers" or "4033001"); (ii) Hemp Technology, Inc., a Wyoming corporation (the "Corporation"), and (iii) Vanessa Miskuski and Chad Costa ("Sellers"), are referred to collectively as the ("Parties").

RECITALS

WHEREAS, the Sellers have entered into a Bulk Asset Purchase Agreement with the Buyers to transfer its non-operating asset in exchange for unregistered restricted shares of Parent.

WHEREAS, the Sellers wish to sell, and the Buyers wish to buy the Bulk Assets of the Sellers (hereinafter the "Assets").

WHEREAS, the Parties hereto desire to enter into this Agreement whereby the Sellers will sell to 4033001, the bulk assets described in Exhibit I, in exchange for Hemp Technology's agreement to issue 1,000,000,000 unregistered restricted common shares to the two Sellers, based on their 100% pro-rata ownership of the assets.

WHEREAS, upon the issuance of 1,000,000,000 shares of Hemp Technology, Inc. as described in the Bulk Asset Purchase Agreement, the transfer of Title of the Assets will take place.

NOW THEREFORE THIS BILL OF SALE witnesses that for good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Seller grants, bargains, sells, assigns, transfers, conveys and sets over to the Buyers the Assets, as described on Exhibit A, upon and subject to the following terms and conditions:

1. The Seller covenants, warrants and represents that:

    (a) the Seller has good and marketable title to the Non-Operating Assets, free and clear of any mortgage, charge, security interest, lien, claim, charge or other encumbrance of any nature or kind whatsoever;

    (b) the Buyers shall, immediately after execution and delivery of this Bill of Sale, have quiet and peaceful possession and enjoyment of the Assets for its own use and benefit without any manner of hindrance, interruption, molestation, claim or demand whatsoever of, from or by the Seller or any person;

    (c) the Seller will, from time-to-time and at all times hereafter, on every reasonable request of the Buyers, make, do and execute or cause to be made, done and executed all further acts, or assurances as may be reasonably required by the Buyers for more effectually and completely vesting in the Buyers the Assets;

(d) to indemnify and save harmless the Buyers from all costs, damages, expenses and other losses resulting or arising from the breach or untruth of any covenant, warranty or representation made or given by the Seller hereunder.

2. This Bill of Sale shall enure to the benefit of the successors and assigns of the Buyers.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date first above mentioned.

HEMP TECHNOLOGY, INC.

By: ______________________
Name: Mike Shenher
Title: CEO

4033001
Subsidiary of Hemp Technology, Inc.

By: ______________________
Signed
Name: WALTER SCHREN

SELLER

By: ______________________
Signed
Name: Vanessa Miskuksi

SELLER

By: ______________________
Signed
Name: Chad Costa

Exhibit I

Assets being sold by the Sellers:

1) Intellectual Property pertaining to the scientific product formulas for:
    a. Dog
    b. Cat
    c. Horse
    d. Hip and joint products

2) Trademarks/Service Marks
    a. Canadian Registration Number: TMA1073077

3) Web domain names
    a. Pettanicals.com
    b. Pettanicals.ca

4) Profiles for:
    a. Facebook
    b. Instagram

5) Product design and packaging

6) Marketing material

7) Promotion presentations banners posters and flyers;

8) Former on-line customer lists.